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                                                                EXHIBIT 99.2



                [LETTERHEAD OF ENSTAR COMMUNICATIONS CORPORATION]



June 28, 1999



Dear Unitholders:

As of 5:00 p.m., Los Angeles time on June 25, 1999, Enstar Income/Growth Program Six-B, L.P. (Enstar Six-B) completed the solicitation of consents to its Liquidation Plan. The Liquidation Plan is described in detail in materials that have already been provided to you, including Enstar Six-B's Consent Solicitation Statement dated April 30, 1999 and Supplement dated June 9, 1999. The holders of 65.37% of the outstanding units voted to approve the Liquidation Plan. Approval of at least a majority of the total outstanding units was necessary in order for the Liquidation Plan to become effective. Consequently, the Liquidation Plan was approved and is binding on all unitholders. Enstar Six-B intends to effect the Liquidation Plan as soon as reasonably practicable.

If you have any questions about the Liquidation Plan, you should contact:

                      Enstar Communications Corporation
                      474 South Raymond Avenue, Suite 200
                      Pasadena, CA  91105
                      (626) 844-1700
                      Attention:  Dan Do

                                             Very truly yours,

                                             Enstar Communications Corporation
                                             General Partner



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